CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Post-Effective Amendment No. 1 to the Registration Statement (Form S-1, No. 333-203891)

2)	Registration Statement (Form S-8, No. 333-205143),
of our reports dated March 4, 2016, with respect to the consolidated financial statements of Wingstop, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Wingstop, Inc. and Subsidiaries for the year ended December 26, 2015.

/s/ Ernst & Young LLP

Dallas, Texas
March 4, 2016